SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K/A1

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) March 17, 2000

                           INTERNET CABLE CORPORATION
             (Exact name of registrant as specified in its charter)

          NEVADA                        000-26011               87-0540291
(State or other jurisdiction           (Commission            (IRS Employer
     of incorporation)                 File Number)          Identification No.)

              Chadds Ford Business Campus
               Brandywine One - Suite 300
            Chadds Ford, Pennsylvania                  19317
        (Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code (610) 429-2900

               263 King Street, Charleston, South Carolina 29401
         (Former name or former address, if changed since last report.)

This Form 8-K/A1 amends the Form 8-K filed by the Registrant on January 19, 2000 (File No. 0-26011) with regards to disclosure of the financial statements required in Item 7.

Item 7.  Financial Statements and Exhibits.

2.1 Share Purchase Agreement dated July 8, 1999, by and between 1291973 Ontario Limited, Eugene Harbin, Joseph Melanson, Ontario Cable and Contracting Incorporated, Rupel Holdings Inc., Ryon Future Inc., Vonda Thompson and Internet Cable Corporation.*
2.2 Agreement and Plan of Merger dated October 8, 1999 by and between Internet Cable Corporation, ICC Acquisition Corp., CAD Consultants, Inc. and Craig Lerman.*
23.1     Consent of Ernst & Young, L.L.P.
23.2     Consent of Meisel, Tuteur & Lewis, P.C.
99.1 Form of Employment Agreement between Joseph M. Melanson and Internet Cable Corporation.*
99.2 Form of Employment Agreement between Craig Lerman and Internet Cable Corporation.*
99.3 Form of Employment Agreement between Michael F. Mulholland and Internet Cable Corporation.*
99.4 Cable Systems Technical Services Inc. - Financial Statements for the years ended December 31, 1999 and 1998
99.5 CAD Consultants, Inc. - Financial Statements for the years ended December 31, 1999 and 1998
99.6 Unaudited Pro Forma Financial Statements of Internet Cable Corporation, Cable Systems Technical Services Inc., and CAD Consultants, Inc.
-----------
* Incorporated by reference to Internet Cable Corporation's report on Form 8-K dated January 19, 2000


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Internet Cable Corporation

By:  /S/ WILLIAM F. WALSH
     ---------------------
     William F. Walsh, Chief Financial Officer

Date:  March 17, 2000







                                               CONSOLIDATED FINANCIAL STATEMENTS

                                               CABLE SYSTEMS TECHNICAL
                                               SERVICES INC.

                                               December 31, 1999 and 1998

                         REPORT OF INDEPENDENT AUDITORS






To the Board of Directors of
CABLE SYSTEMS TECHNICAL SERVICES INC.

We have audited the accompanying consolidated balance sheets of CABLE SYSTEMS TECHNICAL SERVICES INC. and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of income and comprehensive income, shareholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of CABLE SYSTEMS TECHNICAL SERVICES INC. and subsidiary as of December 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States. Thornhill, Canada, March 9, 2000. Chartered Accountants




                                                        /s/ Ernst & Young L.L.P.
                                                        ------------------------
Thornhill, Canada
March 9, 2000                                                 Chartered Accounts


CABLE SYSTEMS TECHNICAL SERVICES INC.

                          CONSOLIDATED BALANCE SHEETS
                          [expressed in U.S. dollars]

As of December 31

                                                       1999           1998
                                                         $              $
--------------------------------------------------------------------------------
ASSETS
CURRENT
Cash                                                 457,753         136,225
Accounts receivable, net of allowance
for doubtful accounts of
  $42,828 [1998 - nil] [NOTE 3]                    1,075,553       1,013,007
Work in progress 226,374 39,023
Prepaid expenses and sundry assets                   101,126          19,679
--------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                               1,860,806       1,207,934
--------------------------------------------------------------------------------
Capital assets [NOTE 4]                              707,950         401,014
--------------------------------------------------------------------------------
                                                   2,568,756       1,608,948
--------------------------------------------------------------------------------


LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT
Accounts payable and accrued
  liabilities [NOTE 5]                               624,247         451,519
Unearned revenue                                        --           182,740
Income taxes payable                                 419,829          29,521
Share repurchase loan [NOTE 6]                           --           27,186
Advance from Internet Cable
   Corporation [NOTE 17]                             338,442            --
Shareholders' loans [NOTE 7]                         254,725         303,221
Current portion of obligation under
   capital leases [NOTE 8]                            64,263          14,159
Current portion of long-term debt [NOTE 9]               --          114,255
----------------------------------------------------------------------------
Total current liabilities                          1,701,506       1,122,601
----------------------------------------------------------------------------
Obligation under capital leases [NOTE 8]             104,150          12,357
Long-term debt [NOTE 9]                                  --          266,441
----------------------------------------------------------------------------
Total liabilities                                  1,805,656       1,401,399
----------------------------------------------------------------------------
Minority interest                                    154,172           3,920
----------------------------------------------------------------------------
Commitments [NOTE 10]
Shareholders' equity
Share capital [NOTE 6]
     Authorized
          10,000 each Class A and Class B voting,
          non-cumulative, redeemable, preference shares
          Unlimited common shares
     Issued
          50 Class A preference shares                36,114          36,114
          692 common shares                          150,750         150,750
Retained earnings                                    422,064          16,765
----------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                           608,928         203,629
----------------------------------------------------------------------------
                                                   2,568,756       1,608,948
----------------------------------------------------------------------------

SEE ACCOMPANYING NOTES

On behalf of the Board:
                                   Director       Director


CABLE SYSTEMS TECHNICAL SERVICES INC.

                     CONSOLIDATED STATEMENTS OF INCOME AND
                              COMPREHENSIVE INCOME
                          [expressed in U.S. dollars]

Years ended December 31
                                                            1999          1998
                                                              $             $
--------------------------------------------------------------------------------
REVENUE [NOTE 3]                                         6,023,910      4,067,104
--------------------------------------------------------------------------------
EXPENSES
Wages and benefits                                       2,641,402      2,214,478
Vehicles                                                   554,279        502,422
Management fees [NOTE 11]                                  352,584        261,905
Travel and lodging                                         198,165        150,744
Office and general                                         257,360        141,788
Amortization of capital assets                             125,784        100,550
Communication                                               97,295         95,136
Equipment lease and rental                                  79,440         72,557
Rent and utilities                                          61,984         31,450
Legal and accounting                                        58,563         69,259
Bank charges and interest                                   26,464         59,402
Field costs                                                189,135         85,497
Advertising [NOTE 11]                                      232,906         68,982
Interest on long-term debt                                  52,859         19,843
Travel and entertainment                                    81,424          3,374
Foreign exchange gain                                      (12,320)       (23,956)
--------------------------------------------------------------------------------
                                                         4,997,324      3,853,431
--------------------------------------------------------------------------------
Income before extraordinary item, income taxes
   and minority interest                                 1,026,586        213,673
EXTRAORDINARY ITEM
Penalty for early repayment of debt [NOTE 17]               61,795           --
Income before income taxes and minority interest           964,791        213,673
Income taxes [NOTE 12]                                     409,240         30,243
--------------------------------------------------------------------------------
Net income before minority interest                        555,551        183,430
Minority interest                                          150,252          3,920
--------------------------------------------------------------------------------
NET INCOME AND COMPREHENSIVE INCOME FOR THE YEAR           405,299        179,510
--------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING           692            692
--------------------------------------------------------------------------------
NET INCOME PER SHARE BEFORE EXTRAORDINARY ITEM         $       675    $       259
--------------------------------------------------------------------------------
NET INCOME PER SHARE                                   $       586    $       259
--------------------------------------------------------------------------------



SEE ACCOMPANYING NOTES

CABLE SYSTEMS TECHNICAL SERVICES INC.



                           CONSOLIDATED STATEMENTS OF
                              SHAREHOLDERS' EQUITY
                          [expressed in U.S. dollars]



Years ended December 31



                                                        1999            1998
                                                          $               $
--------------------------------------------------------------------------------

CLASS A PREFERENCE SHARES
BALANCE, BEGINNING OF YEAR                             36,114          103,591
100 Class A shares purchased                             --             67,477
------------------------------------------------------------------------------
BALANCE, END OF YEAR                                   36,114           36,114
------------------------------------------------------------------------------
COMMON SHARES
BALANCE, BEGINNING AND END OF YEAR                    150,750          150,750
------------------------------------------------------------------------------
RETAINED EARNINGS
BALANCE, BEGINNING OF YEAR                             16,765         (162,745)
Net income for the year                               405,299          179,510
------------------------------------------------------------------------------
BALANCE, END OF YEAR                                  422,064           16,765
------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                            608,928          203,629
--------------------------------------------------------------------------------


SEE ACCOMPANYING NOTES

CABLE SYSTEMS TECHNICAL SERVICES INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                          [expressed in U.S. dollars]
Years ended December 31
                                                          1999        1998
                                                            $           $
----------------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES
Net income for the year                                 405,299     179,510
Add items not involving cash
  Amortization of capital assets                        125,784     100,550
  Loss on disposal of capital assets                       --        14,000
  Minority interest                                     150,252       3,920
----------------------------------------------------------------------------
                                                        681,335     297,980

Net change in non-cash working capital balances
  related to operations [NOTE 13]                        48,952    (474,237)
----------------------------------------------------------------------------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES          730,287    (176,257)
----------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of capital assets                             (240,651)    (28,870)
Proceeds from disposal of capital assets                   --        26,995
----------------------------------------------------------------------------
CASH FLOWS USED IN INVESTING ACTIVITIES                (240,651)     (1,875)
----------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of obligation under capital leases            (50,172)    (58,379)
Increase in long-term debt                                 --       325,350
Repayment of long-term debt                            (380,696)    (32,200)
Repayment of share repurchase loan                      (27,186)    (31,910)
Repayment of shareholders' loans                        (48,496)       (288)
Advance from Internet Cable Corporation                 338,442        --
Redemption of Class A preference shares                    --       (67,477)
----------------------------------------------------------------------------
CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES         (168,108)    135,096
----------------------------------------------------------------------------
NET INCREASE (DECREASE) IN CASH DURING THE YEAR         321,528     (43,036)
Cash, beginning of year                                 136,225     179,261
----------------------------------------------------------------------------
CASH, END OF YEAR                                       457,753     136,225
----------------------------------------------------------------------------
SUPPLEMENTAL CASH FLOW INFORMATION
Income taxes paid                                        27,602        --
Interest paid                                            52,859      19,843
Penalty for early repayment of debt                      61,795        --
----------------------------------------------------------------------------


SEE ACCOMPANYING NOTES

CABLE SYSTEMS TECHNICAL SERVICES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          [expressed in U.S. dollars]


December 31, 1999 and 1998


1. ORGANIZATION

The Company provides sophisticated engineering, testing, maintenance and other services to the cable television industry throughout the United States ["U.S."] and Canada. The Company maintains offices in Chicago, Illinois, Jacksonville, Florida, and Richmond, Virginia, in the U.S. and Toronto, London and Cambridge, Ontario in Canada.

2. SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements have been prepared by management in accordance with accounting principles generally accepted in the U.S. and are expressed in U.S. Dollars. The more significant accounting policies are as follows:

BASIS OF PRESENTATION

These consolidated financial statements comprise the accounts of Cable Systems Technical Services Inc. [the "Company"], an Ontario, Canada corporation, and its 78.8% owned U.S. subsidiary, Cable Systems Technical Services Inc., a Delaware corporation. All significant intercompany balances and transactions have been eliminated.

FINANCIAL INSTRUMENTS

The Company's financial instruments consist of cash, accounts receivable, accounts payable and accrued liabilities, income taxes payable, long-term debt, share repurchase loan, advance from Internet Cable Corporation, shareholders' loans and obligations under capital leases. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments and the fair values of these financial instruments approximate their carrying values.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

This allowance is estimated by specifically identifying those accounts receivable for which the Company has a history of slow collections.

CABLE SYSTEMS TECHNICAL SERVICES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          [expressed in U.S. dollars]

December 31, 1999 and 1998


CAPITAL ASSETS

Capital assets are recorded at cost less accumulated amortization. Amortization is provided using the following annual rates and bases which are expected to charge operations with the total cost of the assets over their estimated useful lives:

Equipment                               20% declining balance
Furniture and fixtures                  20% declining balance
Computer equipment                      30% declining balance
Vehicles                                30% declining balance
Leasehold improvements                  straight-line over the term of the lease
Computer equipment under capital lease  30% declining balance
Vehicles under capital lease            30% declining balance

FOREIGN EXCHANGE TRANSLATION

The Company's functional currency is the U.S. dollar. Transactions denominated in Canadian currencies and the accounts of the Canadian parent have been translated into U.S. dollars using the temporal method. Under this method, monetary assets and liabilities have been translated at year-end rates of exchange and non-monetary assets and liabilities have been translated at the rate in effect on the date of acquisition of these assets and liabilities. Revenue and expense items have been translated using the average rate of exchange for the year.

WORK IN PROCESS

Work in process is recorded at the lower of cost, exclusive of any profit margin, and net realizable value. Included in work in process are wages and benefits, field and vehicle costs and other overhead costs that are directly attributable to the projects.

UNEARNED REVENUE

Unearned revenue is comprised of amounts received in advance of services completed.

REVENUE RECOGNITION

Revenue is recognized on completion of services performed pursuant to contract terms.

CABLE SYSTEMS TECHNICAL SERVICES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          [expressed in U.S. dollars]

December 31, 1999 and 1998

ADVERTISING COSTS

Advertising costs are expensed as incurred.

COMPUTATION OF NET INCOME PER COMMON SHARE

Basic income per common share is computed using the weighted average number of common shares outstanding during the years. There are no dilutive common equivalent shares outstanding during the years.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.


3. ECONOMIC DEPENDENCE AND CONCENTRATION OF CREDIT RISK

The Company is economically dependent on one customer. Sales to this customer represent approximately 64% [1998 - 19%] of the Company's revenue. At December 31, 1999, one customer represents approximately 55% [1998 - 17%] of the accounts receivable balance.

The Company sells it services to many customers, however, two customers represent approximately 80% [1998 - 64%] of the Company's sales and 73% [1998 - 80%] of the Company's accounts receivable balance.

CABLE SYSTEMS TECHNICAL SERVICES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          [expressed in U.S. dollars]

December 31, 1999 and 1998

4. CAPITAL ASSETS

Capital assets consist of the following:


                                               1999                                1998
                                ---------------------------------    -------------------------------
                                                          NET                                 NET
                                           ACCUMULATED    BOOK                ACCUMULATED     BOOK
                                   COST    AMORTIZATION   VALUE       COST    AMORTIZATION    VALUE
                                     $           $          $           $           $           $
----------------------------------------------------------------------------------------------------
Equipment                        476,961     183,510     293,451     335,277     131,915     203,362
Furniture and fixtures            62,558      15,852      46,706      25,918       8,979      16,939
Computer equipment                89,444      35,075      54,369      47,314      21,669      25,645
Vehicles                          20,197       3,029      17,168        --          --          --
Leasehold improvements             5,582       4,769         813       5,582       3,737       1,845
Computer equipment under
     capital lease               376,041      95,549     280,492     183,972      52,108     131,864
Vehicles under capital lease      47,000      32,049      14,951      47,000      25,641      21,359
----------------------------------------------------------------------------------------------------
                               1,077,783     369,833     707,950     645,063     244,049     401,014
====================================================================================================



5. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consist of:

                                                          1999            1998
                                                            $               $
--------------------------------------------------------------------------------
Trade payables                                           217,344         215,798
Payroll and employee benefits                            261,924         159,350
Management bonuses                                       126,784            --
Other                                                     18,195          76,371
--------------------------------------------------------------------------------
                                                         624,247         451,519
================================================================================


6. SHARE REPURCHASE LOAN

In April 1998, the Company redeemed 100 Class A preference shares for $100,000. The shareholder allowed the Company to pay this amount over one year without interest.

CABLE SYSTEMS TECHNICAL SERVICES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          [expressed in U.S. dollars]

December 31, 1999 and 1998

7. SHAREHOLDERS' LOANS

Shareholders' loans bear interest at prime plus 4% [prime rate at December 31, 1999 - 6.5%; 1998 - 6.75%], with no fixed repayment terms. Interest has been waived for 1999 and 1998 as was required by the Business Development Bank of Canada ["BDC"].

8. OBLIGATION UNDER CAPITAL LEASES

                                                        1999         1998
                                                          $           $
--------------------------------------------------------------------------------
Obligations under capital leases,
     expiring at various dates to 2002,
     subject to imputed interest at annual
     rates between 8.8% to 10.0%.
     These obligations are secured by the assets
     acquired thereunder                               168,413       26,516
Less current portion                                    64,263       14,159
--------------------------------------------------------------------------------
                                                       104,150       12,357
================================================================================

During the year, interest of $10,113 [1998 - $305] was charged to operations for assets under capital leases.

The following is a schedule of future minimum annual lease payments for computer equipment and vehicles under capital leases:

                                                                        $
--------------------------------------------------------------------------------
2000                                                                  76,909
2001                                                                  67,794
2002                                                                  44,778
--------------------------------------------------------------------------------
Total minimum lease payments                                         189,481
Less portion representing imputed interest                            21,068
--------------------------------------------------------------------------------
                                                                     168,413
================================================================================

CABLE SYSTEMS TECHNICAL SERVICES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          [expressed in U.S. dollars]

December 31, 1999 and 1998

9. LONG-TERM DEBT

Long-term debt consists of the following:

                                                           1999       1998
                                                             $          $
--------------------------------------------------------------------------------
Bank loan, bearing interest at 10%,
     repayable in monthly installments
     of $1,897, repaid December 1999                        --        27,760

Bank loan, bearing interest at 7.85%, repayable
     in monthly installments of $1,193, repaid
     December 1999                                          --        29,047

BDC loan, bearing interest at prime plus 3%,
     repayable in monthly installments of $6,748
     plus interest, repaid December 1999 [note 17]          --        323,889
--------------------------------------------------------------------------------
                                                            --        380,696
Less current portion                                        --        114,255
--------------------------------------------------------------------------------
                                                            --        266,441
================================================================================

10. LEASE COMMITMENTS

The Company is obligated to make the following future minimum annual lease payments under operating leases for equipment, vehicles and premises:

$
--------------------------------------------------------------------------------
2000                                                             172,108
2001                                                             122,412
2002                                                             126,547
2003                                                              80,472
--------------------------------------------------------------------------------
                                                                 501,539
================================================================================

CABLE SYSTEMS TECHNICAL SERVICES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          [expressed in U.S. dollars]

December 31, 1999 and 1998

11. RELATED PARTY TRANSACTIONS

During the year, the Company incurred management fees to companies controlled by its shareholders of $352,584 [1998 - $261,905]. Included in accrued liabilities are management fees payable to these companies of $126,784 [1998 - nil]. Approximately $147,260 [1998 - $47,000] of advertising fees were paid to Technical Solutions Inc. which is controlled by certain shareholders of the Company. These transactions were recorded at the amounts agreed to by the parties.

12. INCOME TAXES

The Company's income tax provision consists of:

                                                       1999           1998
                                                        $              $
--------------------------------------------------------------------------------
U.S. Federal                                         353,500         6,000
U.S. State                                            69,000         4,000
Canadian                                             (13,260)       20,243
--------------------------------------------------------------------------------
                                                     409,240        30,243
================================================================================

The Company's effective income tax rate is calculated as follows:

                                                       1999          1998
                                                         %             %
--------------------------------------------------------------------------------
Combined federal and provincial income tax rates       34.0          16.7
Non-taxable portion of capital gains                    7.2           1.1
Other                                                   1.2          (3.6)
--------------------------------------------------------------------------------
                                                       42.4          14.2
================================================================================

CABLE SYSTEMS TECHNICAL SERVICES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          [expressed in U.S. dollars]

December 31, 1999 and 1998

13. CONSOLIDATED STATEMENT OF CASH FLOWS

The net change in non-cash working capital balances related to operations consists of the following:

                                                            1999           1998
                                                              $              $
--------------------------------------------------------------------------------
Increase in accounts receivable                            (62,546)    (305,926)
Increase in work in progress                              (187,351)     (39,023)
Increase in prepaid expenses and sundry assets             (81,447)        (477)
Increase (decrease) in accounts payable and
     accrued liabilities                                   172,728     (341,072)
(Decrease) increase in unearned revenue                   (182,740)     182,740
Increase in income taxes payable                           390,308       29,521
--------------------------------------------------------------------------------
                                                            48,952     (474,237)
================================================================================

14. SEGMENT DISCLOSURES

The Company has one operating segment being that which provides sophisticated engineering, testing, maintenance and other services to the cable television industry.

The following is a summary of key financial information on a geographical basis based on customer location:

                                                            1999
                                        ----------------------------------------
                                          Canada           U.S.     Consolidated
                                            $               $            $
--------------------------------------------------------------------------------
Sales to external customers             1,361,236      4,662,674      6,023,910
Interest on long-term debt                 40,631         12,228         52,859
Amortization of capital assets             76,120         49,664        125,784
Net (loss) income for the year           (120,583)       676,134        555,551
Identifiable assets                       814,286      1,754,470      2,568,756
Capital expenditures                      133,430        299,290        432,720
================================================================================

CABLE SYSTEMS TECHNICAL SERVICES INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                          [expressed in U.S. dollars]

December 31, 1999 and 1998

                                                            1998
                                           -------------------------------------
                                             Canada       U.S.      Consolidated
                                                $          $             $
--------------------------------------------------------------------------------
Sales to external customers                 2,214,465  1,852,639     4,067,104
Interest on long-term debt                     17,505      2,338        19,843
Amortization of capital assets                 79,190     21,360       100,550
Net income for the year                        70,314    113,116       183,430
Identifiable assets                           967,066    641,882     1,608,948
Capital expenditures                           26,335     24,892        51,227
================================================================================

15. LOSS CARRYFORWARDS

The Company has non-capital losses for income tax purposes amounting to approximately $120,000 available to be applied against future taxable income. The Company has recorded full valuation allowance against this tax asset associated with these loss carryforwards as it is more likely than not the Company will not utilize these losses. These losses will expire as of December 31, 2005.

16. COMPARATIVE CONSOLIDATED FINANCIAL STATEMENTS

The comparative consolidated financial statements have been reclassified from statements previously presented to conform to the presentation of the 1999 consolidated financial statements.

17. SUBSEQUENT EVENT

On January 4, 2000, all of the outstanding shares of the Company were acquired by Internet Cable Corporation ["ICC"], a U.S. public company. In contemplation of this happening, on December 20, 1999, ICC advanced the Company funds to repay the long-term debt described in note 9 to the consolidated financial statements prior to the transaction closing. This advance is non-interest bearing, due on demand and unsecured. The BDC charged the Company a penalty for early repayment. This amount is recorded as an extraordinary item in the consolidated statements of income and comprehensive incomes.

                              CAD CONSULTANTS, INC.

                              FINANCIAL STATEMENTS

                           DECEMBER 31, 1999 AND 1998

                              CAD CONSULTANTS, INC.

                           DECEMBER 31, 1999 AND 1998
                           --------------------------





                                    CONTENTS



Independent Auditor's Report                                                 1

Financial Statements:

           Balance Sheets                                                    2

           Statements of Operations and
            Retained Deficit                                                  3

           Statements of Cash Flows                                           4

           Notes to Financial Statements                                  5 - 6

Independent Auditor's Report on Additional Information                       7

Additional Information                                                       8

                          INDEPENDENT AUDITOR'S REPORT



To the Stockholder
CAD Consultants, Inc.
Parsippany, New Jersey


We have audited the accompanying balance sheets of CAD Consultants, Inc. (an S Corporation) as of December 31, 1999 and 1998, and the related statements of operations and retained deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CAD Consultants, Inc. as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.





                                                    MEISEL, TUTEUR & LEWIS, P.C.


Roseland, New Jersey
March 7, 2000



                              CAD CONSULTANTS, INC.
                                 BALANCE SHEETS
                           DECEMBER 31, 1999 AND 1998
                           --------------------------




                                     ASSETS
                                                             1999        1998
                                                          ---------    ---------
CURRENT ASSETS
    Cash                                                  $  22,038         --
    Accounts receivable and unbilled services               262,878      114,090
    Prepaid expenses                                          5,253        2,126
    Due from employees                                            9          885
                                                          ---------    ---------
         TOTAL CURRENT ASSETS                               290,178      117,101
                                                          ---------    ---------

PROPERTY AND EQUIPMENT, AT COST,
 NET OF ACCUMULATED DEPRECIATION OF $97,877
 AND $82,039 IN 1999 AND 1998                                82,541       38,139
                                                          ---------    ---------

OTHER ASSETS
    Security deposits                                         4,735        3,535
                                                          ---------    ---------
         TOTAL OTHER ASSETS                                   4,735        3,535
                                                          ---------    ---------

         TOTAL ASSETS                                     $ 377,454      158,775
                                                          =========    =========

                    LIABILITIES AND STOCKHOLDER'S DEFICIENCY

CURRENT LIABILITIES
    Accounts payable                                      $ 103,692      101,716
    Customer deposits payable                               172,528         --
    Payroll and sales taxes payable                           2,429        2,971
    Due to stockholder                                         --         68,628
    Note payable - stockholder                                 --        245,462
    Due to acquisition company                              584,678         --
                                                          ---------    ---------
         TOTAL CURRENT LIABILITIES                          863,327      418,777
                                                          ---------    ---------

STOCKHOLDER'S DEFICIENCY
    Common stock (no par value, 2,500 shares
     authorized; 100 shares issued and outstanding)             100          100
    Retained deficit                                       (485,973)    (260,102)
                                                          ---------    ---------
         TOTAL STOCKHOLDER'S DEFICIENCY                    (485,873)    (260,002)
                                                          ---------    ---------

         TOTAL LIABILITIES AND STOCKHOLDER'S DEFICIENCY   $ 377,454      158,775
                                                          =========    =========




See accompanying notes to financial statements.




                              CAD CONSULTANTS, INC.
                  STATEMENTS OF OPERATIONS AND RETAINED DEFICIT
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                 ----------------------------------------------







                                                         1999              1998
                                                    ---------         ---------
REVENUES
    Consulting income                               $ 678,871           726,008
    Design income                                     143,017           145,421
    Commission income                                  13,932              --
                                                    ---------         ---------

         TOTAL REVENUES                               835,820           871,429

COST OF GOODS SOLD                                    388,099           469,900
                                                    ---------         ---------

GROSS PROFIT                                          447,721           401,529

OPERATING EXPENSES                                    526,367           483,130
                                                    ---------         ---------

LOSS FROM OPERATIONS                                  (78,646)          (81,601)
                                                    ---------         ---------

OTHER EXPENSE
    Interest expense                                 (147,225)           (6,629)
                                                    ---------         ---------

         TOTAL OTHER EXPENSE                         (147,225)           (6,629)
                                                    ---------         ---------

NET LOSS                                             (225,871)          (88,230)

RETAINED DEFICIT
    Beginning                                        (260,102)         (171,872)
                                                    ---------         ---------

    Ending                                          $(485,973)         (260,102)
                                                    =========         =========








See accompanying notes to financial statements.


                              CAD CONSULTANTS, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                 ----------------------------------------------



                                                          1999         1998
                                                       ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:

 Net loss                                              $(225,871)     (88,230)
                                                       ---------    ---------

ADJUSTMENTS TO RECONCILE NET LOSS TO
 NET CASH USED IN OPERATING ACTIVITIES:

 Depreciation                                             15,838       18,303
 Changes in operating assets and liabilities:
      Accounts receivable                               (148,788)      52,898
      Accounts payable                                     1,976      (34,072)
      Accrued expenses                                      --           --
      Payroll and sales taxes payable                       (542)      (2,307)
      Due from employees                                     876         (198)
      Prepaid expenses                                    (3,127)         (65)
      Security deposit                                    (1,200)        --
      Customer deposits payable                          172,528         --
                                                       ---------    ---------

         TOTAL ADJUSTMENTS TO NET LOSS                    37,561       34,559
                                                       ---------    ---------

         NET CASH USED IN OPERATING ACTIVITIES          (188,310)     (53,671)
                                                       ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                 (60,240)      (7,580)
                                                       ---------    ---------

         NET CASH USED IN INVESTING ACTIVITIES           (60,240)      (7,580)
                                                       ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from stockholder loan                       (68,628)      49,128
    Principal payments on note payable - stockholder    (245,462)     (14,538)
    Proceeds from acquisition company                    584,678         --
                                                       ---------    ---------

         NET CASH PROVIDED BY FINANCING ACTIVITIES       270,588       34,590
                                                       ---------    ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS      22,038      (26,661)

CASH AND CASH EQUIVALENTS - BEGINNING                       --         26,661
                                                       ---------    ---------

CASH AND CASH EQUIVALENTS - ENDING                     $  22,038         --
                                                       =========    =========

SUPPLEMENTAL DISCLOSURE
    Interest paid                                      $ 147,225        6,629
    Income taxes paid                                  $     200          225


See accompanying notes to financial statements.

                              CAD CONSULTANTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998
                           --------------------------



1. NATURE OF OPERATIONS

CAD Consultants, Inc. was incorporated in 1993 in the State of New Jersey. The Company is engaged in computer and software design and consulting.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS
Cash and cash equivalents include highly liquid investments with maturities of 90 days or less.

PROPERTY AND EQUIPMENT
Property and equipment are recorded at cost. Depreciation is computed on the accelerated method over the estimated useful lives of the related assets.

Major renewals and betterments are capitalized. Maintenance and repairs are expensed as incurred. When properties are retired or otherwise disposed of, related costs and accumulated depreciation are removed from the accounts.

INCOME TAXES
The provision for state income taxes is calculated at statutory rates.

The Company has elected to be treated as an S Corporation for federal and state income tax purposes. Under Section 1362 of the Internal Revenue Code, S Corporation income and losses are passed through to the stockholders and included in the stockholder's tax returns; therefore no provision for income taxes has been provided.

RECLASSIFICATION
Certain reclassifications have been made in the 1998 financial statements to conform to the classifications used in the 1999 financial statements.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

3. PROPERTY AND EQUIPMENT

Property and equipment is summarized as follows:
                                                                    ESTIMATED
                                                 1999       1998   USEFUL LIVES
                                             --------   --------   -------------
Office equipment                             $116,492     63,621   5 years
Software                                       37,220     29,851   5 years
Office furniture and fixtures                  26,706     26,706   7 years
                                             --------   --------
                                              180,418    120,178
Less:  Accumulated depreciation and
               amortization                    97,877     82,039
                                             --------   --------
                                             $ 82,541     38,139
                                             ========   ========

Depreciation expense charged to operations amounted to $15,838 and $18,303 for the years ended December 31, 1999 and 1998, respectively.

                              CAD CONSULTANTS, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1999 AND 1998
                           --------------------------






4. COMMITMENTS AND CONTINGENCIES

The Company conducts its operations in a leased facility under a noncancelable operating lease expiring on February 28, 2001. The lease payments include utilities and are subject to annual increases of $1,356.

Rent expense for the years ended December 31, 1999 and 1998 was $30,317 and $25,772, respectively.

At December 31, 1999, total future minimum lease payments are as follows:

         Year ending December 31,
                                 2000              $ 29,811
                                 2001                 4,968
                                                   --------
                                                   $ 34,779
                                                   ========

5. DUE TO ACQUISITION COMPANY

In January 2000 the Company's stockholder sold one hundred percent of his stock to an acquiring company. As part of the stock sale, in December 1999, the acquiring company provided CAD Consultants, Inc. with monies to satisfy certain accounts payable and all amounts due to stockholder.

             INDEPENDENT AUDITOR'S REPORT ON ADDITIONAL INFORMATION





To the Stockholder
CAD Consultants, Inc.
Parsippany, New Jersey


Our report on our audits of the basic financial statements of CAD Consultants, Inc. (an S Corporation) for 1999 and 1998 appears on page 1. Those audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.




                                                    MEISEL, TUTEUR & LEWIS, P.C.

Roseland, New Jersey
March 7, 2000



                              CAD CONSULTANTS, INC.
                             ADDITIONAL INFORMATION
                 FOR THE YEARS ENDED DECEMBER 31, 1999 AND 1998
                 ----------------------------------------------




                                                             1999         1998
                                                           --------     --------
SCHEDULES OF COST OF GOODS SOLD

    Purchases                                              $317,342      367,634
    Subcontractors                                           64,018       95,593
    Freight-in                                                6,739        6,673
                                                           --------     --------

          TOTAL COST OF GOODS SOLD                         $388,099      469,900
                                                           ========     ========


SCHEDULES OF OPERATING EXPENSES

    Advertising and catalogues                             $  5,559        8,007
    Automobile                                               20,668       16,748
    Commissions                                              10,000         --
    Depreciation                                             15,838       18,303
    Donations                                                 1,076          400
    Dues and subscriptions                                      192          192
    Employee benefits                                         7,329        3,907
    Employer 401(k) contribution                              7,570        6,635
    Seminars                                                  2,028        3,411
    Meals and entertainment                                   6,388        3,442
    Promotions                                                 --          1,867
    Insurance                                                 4,409        6,271
    Equipment rental                                           --            148
    Miscellaneous                                               449        1,988
    Office expense                                            3,684        6,395
    Salaries
      Officer's                                             141,235      137,316
      Office and consultants                                178,579      178,038
    Payroll taxes                                            21,684       21,404
    Postage                                                     734          289
    Professional fees                                        36,637        6,443
    Rent                                                     30,317       25,772
    Repairs and maintenance                                     586          623
    Other taxes                                                 200          450
    Telephone                                                12,360       10,607
    Temporary help                                             --         10,419
    Trade show                                                3,442        6,866
    Travel                                                   15,403        7,189
                                                           --------     --------

          TOTAL OPERATING EXPENSES                         $526,367      483,130
                                                           ========     ========


See independent auditor's report on additional information.

                            Pro Forma Financial Data




           The pro forma balance sheet at December 31, 1999 combines the December 31, 1999 unaudited balance sheet of Internet Cable Corporation (the "Company") with the December 31, 1999 balance sheets of Cable System Technical Services, Inc. ("Cable TSI") and CAD Consultants, Inc. ("CAD") as if both acquisitions were consummated on December 31, 1999. The 1999 pro forma statement of operations combines the Company's unaudited statement of operations for the twelve months ended December 31, 1999 with the annual historical statements of operations of Cable TSI and CAD for the twelve months ended December 31, 1999 as if both acquisitions had occurred on January 1, 1999. The pro forma financial data is not necessarily indicative of the actual operating results that would have occurred or the future operating results that will occur as a consequence of such transactions.

           The unaudited pro forma balance sheet and statement of operations and notes thereto should be read in conjunction with the historical financial statements of the Company, Cable TSI and CAD, and with the notes to the pro forma financial data.

INTERNET CABLE CORPORATION

PRO FORMA BALANCE SHEET

DECEMBER 31, 1999




                                                           CABLE
                                         INTERNET         SYSTEM           CAD
                                           CABLE         TECHNICAL      CONSULTANTS,
                                       CORPORATION    SERVICES, INC.       INC.
                                       ------------   --------------   -------------
ASSETS
------

Current assets
   Cash                                $  1,731,707    $    457,753    $     22,038


   Accounts receivable - net                  1,600       1,075,553         262,878
   Note receivable                           40,000            --              --
   Prepaid expenses and other assets            785         101,126           5,262
   Inventory                                 29,201         226,374            --
                                       ------------    ------------    ------------

          Total current assets            1,803,293       1,860,806         290,178

Property and equipment                       52,993         707,950          82,541
Security deposits                              --              --             4,735
Other assets                                  2,000            --              --
Investments in acquired companies/
   goodwill                               5,652,576            --              --

                                       ------------    ------------    ------------

           Total assets                $  7,510,862    $  2,568,756    $    377,454
                                       ============    ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

Current liabilities
   Accounts payable and accrued
      expenses                         $    623,946    $    624,247    $    106,121
   Customer deposits payable                   --              --           172,528
   Income taxes payable                        --           419,829            --
   Loans payable - stockholder               60,000            --              --
   Due to acquiring company                    --           338,442         584,678
   Current portion of capital lease            --            64,263            --
   Loan payable, stockholders                70,000         254,725            --
                                       ------------    ------------    ------------

           Total current liabilities        753,946       1,701,506         863,327

Bridge loans payable                        249,864            --              --
Obligations under capital leases               --           104,150            --
                                       ------------    ------------    ------------

           Total liabilities              1,003,810       1,805,656         863,327
                                       ------------    ------------    ------------

Minority interest                              --           154,172            --
                                       ------------    ------------    ------------

Stockholders' equity
   Common stock                               9,332         186,864             100

   Additional paid-in capital            14,005,724            --              --




   Retained earnings (deficit)           (7,508,004)        422,064        (485,973)
                                       ------------    ------------    ------------

                                          6,507,052         608,928        (485,973)
                                       ------------    ------------    ------------

           Total liabilities and
              stockholders' equity     $  7,510,862    $  2,568,756    $    377,454
                                       ============    ============    ============




                                                                           PRO FORMA
                                              PRO FORMA ADJUSTMENTS       DECEMBER 31,
                                        ------------------------------
                                              DR               CR              1999
                                        -------------    -------------      ---------
ASSETS

Current assets
   Cash                                $  1,530,000(1)    $   153,000(5)   $3,177,104
                                                              161,530(2)           --
                                                              249,864(6)           --
   Accounts receivable - net                   --                 --        1,340,031
   Note receivable                             --                 --           40,000
   Prepaid expenses and other assets           --                 --          107,173
   Inventory                                   --                 --          255,575
                                       ------------       ------------   ------------


          Total current assets            1,530,000           564,394       4,919,883


Property and equipment                         --                 --          843,484
Security deposits                              --                 --            4,735
Other assets                                   --                 --            2,000
Investments in acquired companies/
   goodwill                                 547,656(2)      1,046,175(7)    7,404,057
                                          2,250,000(3)

                                      ------------       ------------   ------------


           Total assets                $  4,327,656       $  1,610,569   $ 13,174,159
                                       ============       ============   ============


LIABILITIES AND STOCKHOLDERS' EQUITY


Current liabilities
   Accounts payable and accrued
      expenses                         $       --         $       --     $  1,354,314
   Customer deposits payable                   --                 --          172,528
   Income taxes payable                        --                 --          419,829
   Loans payable - stockholder                 --                 --           60,000
   Due to acquiring company                 923,120(8)            --             --
   Current portion of capital lease            --                 --           64,263
   Loan payable, stockholders                  --                 --          324,725
                                       ------------       ------------   ------------


           Total current liabilities        923,120               --        2,395,659

Bridge loans payable                        249,864(6)            --             --
Obligations under capital leases               --                 --          104,150
                                       ------------       ------------   ------------


           Total liabilities              1,172,984               --        2,499,809
                                       ------------       ------------   ------------


Minority interest                              --                 --          154,172
                                       ------------       ------------   ------------


Stockholders' equity
   Common stock                             186,964(7)            306(1)       10,088

                                                                  450(3)        --
   Additional paid-in capital               485,973(4)      1,529,694(1)   18,018,094

                                            153,000(5)        386,126(2)        --

                                            859,211(7)      2,249,550(3)        --

                                                              422,064(4)        --

                                                              923,120(8)        --
   Retained earnings (deficit)              422,064(4)        485,973(4)   (7,508,004)
                                       ------------       ------------   ------------


                                          2,107,212         5,997,283      10,520,178
                                       ------------       ------------   ------------


           Total liabilities and
              stockholders' equity     $  3,280,196       $  5,997,283   $ 13,174,159
                                       ============       ============   ============


INTERNET CABLE CORPROATION

PRO FORMA STATEMENT OF OPERATIONS

DECEMBER 31, 1999



                                                           CABLE
                                      INTERNET            SYSTEM          CAD                             PRO FORMA
                                        CABLE            TECHNICAL    CONSULTANTS,     PRO FORMA         DECEMBER 31,
                                     CORPORATION      SERVICES, INC.       INC.       ADJUSTMENTS            1999
                                     -----------      -------------   ------------    -----------        ----------
Revenues

   Sales and services               $     35,983       $  6,023,910   $    835,820    $       --         $  6,895,713
                                    ------------       ------------   ------------    ------------       ------------

Expenses

   Cost of sales                          88,428               --          388,099            --              476,527
   General and administrative          1,003,820          5,059,119        526,367         957,000(B)       7,546,306
   Amortization of goodwill                 --                 --             --         1,480,811(A)       1,480,811
   Stock based compensation -
     employees and directors           2,857,298               --             --              --            2,857,298
   Stock based compensation -
     other                               588,000               --             --              --              588,000
                                    ------------       ------------   ------------    ------------       ------------

                                       4,537,546          5,059,119        914,466       2,437,811         12,948,942
                                    ------------       ------------   ------------    ------------       ------------

Operating income (loss)               (4,501,563)           964,791        (78,646)     (2,437,811)        (6,053,229)

Interest expense                         456,172               --          147,225        (439,541)(C)        163,856
                                    ------------       ------------   ------------    ------------       ------------

Net income (loss) before taxes        (4,957,735)           964,791       (225,871)     (1,998,270)        (6,217,085)

Income taxes                                --              409,240           --          (409,240)(D)            --

Minority interest                           --              150,252           --              --              150,252
                                    ------------       ------------   ------------    ------------       ------------

Net income (loss)                   $ (4,957,735)      $    405,299   $   (225,871)   $ (1,589,030)      $ (6,367,337)
                                    ============       ============   ============    ============       ============

Loss attributable to common stock                                                                        $ (6,367,337)
                                                                                                         ============

Basic and diluted loss per share                                                                         $       (.63)
                                                                                                         ============

Shares used in the calculation of
   loss per share                                                                                          10,088,811(E)
                                                                                                         ============



                           INTERNET CABLE CORPORATION

                        NOTES TO PRO FORMA BALANCE SHEET




(1) This adjustment records the cash received from the remaining shares of a private placement offering, which was consummated on January 31, 2000. The original private placement offering consisted of the issuance of 1,816,000 shares of restricted common stock totaling $9,080,000. The offering of each unit for this private placement consists of one share of common stock and a stock purchase warrant to purchase one-half share of common stock.

(2) This adjustment records the issuance of 100,000 stock options to Cable Systems Technical Services, Inc. ("Cable TSI"), a Canadian company acquired on January 4, 2000 by Internet Cable Corporation (the "Company"). The fair value of these stock options was approximately $386,126, based on the Black-Scholes Model of computing the value of stock options. In addition, the Company paid $4,749,484 in cash as part of the purchase price (including $161,350 paid on January 5, 2000, which is also reflected in this adjustment). The total consideration to acquire Cable TSI was $5,135,610, resulting in goodwill of $4,394,393.

(3) This adjustment records the issuance of 450,000 shares of restricted common stock to CAD's stockholder in connection with the acquisition of CAD. These shares were valued at $5 per share. In addition, the Company paid $732,372 prior to December 31, 1999. The total consideration for CAD was $2,982,372, resulting in goodwill of $3,009,664. Total goodwill arising from both transactions of $7,404,057 also includes $332,250 of legal fees (cash of $50,000 and 56,450 shares of common stock valued at $5 per share), all of which were paid prior to December 31, 1999.

(4) These adjustments set the retained earnings and deficit of the acquirees, Cable TSI and CAD, to zero. It consists of Cable TSI's retained earnings of $422,064 and CAD's deficit of $485,973 at December 31, 1999.

(5) This adjustment is to reflect the remaining commission that was incurred in connection with the private placement offering. Total commissions were $908,000, which represents 10% of the total cash raised.

(6) This adjustment is to record the repayments of bridge loans that were outstanding at December 31, 1999.

(7) This adjustment is to eliminate the investment of the acquired companies, the related common stock and to recognize goodwill.

(8) This adjustment reclassifies to additional paid-in capital of the acquired companies amounts that were part of the acquisition consideration paid to the shareholders of such companies that were then contributed to the companies to pay various liabilities.

                           INTERNET CABLE CORPORATION

                   NOTES TO PRO FORMA STATEMENT OF OPERATIONS




(A) To adjust goodwill amortization to reflect a five-year life for the goodwill arising from the merger.

(B) To adjust for officers' salaries for the period and to reflect their new employment agreements.

(C) To eliminate the interest expense in connection with the bridge loans and loans from stockholders, which were fully repaid in January 2000 with proceeds from the private placement.

(D)      To reflect the income tax impact of the pro forma adjustments.

(E) The 10,088,011 shares outstanding at the completion of the merger are treated as outstanding throughout the period.